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                                                                Exhibit 10(g)(7)

                   AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN
            PATRICIA T. SMITH AND PUBLIC SERVICE COMPANY OF COLORADO


     THIS AMENDMENT is made, entered into and is effective as of this 22nd day of August, 1995, by and between Public Service Company of Colorado, a Colorado corporation (the "Company"), and Patricia T. Smith (the "Executive"). The Employment Agreement between Company and Executive (the "Agreement") executed on December 5, 1994, is amended as follows:

     1. The phrase "Section 7.4 herein" contained in Section 4.1(b) shall be deleted in its entirety and rewritten to read "Section 7.3 herein."

     2. The sentence in Section 4.1 of the Agreement commencing with "For purposes of this Agreement . . ." shall be deleted in its entirety and rewritten to read as follows:

        "For purposes of this Agreement, a Change in Control shall have the same meaning as defined in the severance agreement between the Executive and the Company (the "Severance Agreement")."

     3. Section 7.4 is deleted in its entirety and rewritten to read as follows:

        "7.4 TERMINATION AFTER ANNOUNCEMENT OR CHANGE IN CONTROL. In connection with a Change in Control (as defined in Section 4.1 herein), during the Coverage Period (as defined in Section 3.a of the Severance Agreement) the Executive shall be entitled to the greater of
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        (a) the payments she would otherwise be entitled to receive for the remaining term of this Agreement; or (b) those payments provided under the Severance Agreement. If it is determined that payments will be made pursuant to this Agreement in connection with a Change in Control, the Executive shall be entitled to tax-free reimbursements of any excise taxes that may arise as a result of such payments. In addition, for purposes of Section 4.1 of this Agreement, if there is a termination of employment during the Coverage Period, the restrictions on the shares referred to in Section 4.1 shall lapse and such shares shall become freely tradable, subject to any transfer restrictions under applicable federal and state securities laws."

    4.  The following language shall be added to the Agreement as Section 7.5:

        "7.5 EMPLOYMENT BY PARENT. The Executive's termination of employment with the Company to become an employee of a corporation which owns 100% of the Company shall not be considered a termination of employment for purposes of this Agreement. The subsequent termination of Executive's employment from such corporation shall be considered a termination of employment for purposes of this Agreement."

                                              PUBLIC SERVICE COMPANY OF COLORADO


          /s/ D. D. Hock
By:__________________________________

                          EXECUTIVE


          /s/ Patricia T. Smith
By:__________________________________
                       Patricia T. Smith